Exhibit 99.1      Press Release of Landstar System, Inc., issued on August 14,
                  2001

                      [Letterhead of Landstar System, Inc.]


For Immediate Release                                      Contact: Donna Cooper
                                                           Landstar System, Inc.
                                                           www.landstar.com
        Aug. 14, 2001                                      904-390-1641


       Corrections Regarding Erroneous Landstar Stock Transaction Reports


Jacksonville, FL - Landstar System, Inc. (NASDAQ: LSTR), a safety-first transportation and information services company, announced today that four separate Form 4 filings which were made on August 10, 2001 to report certain sales of Landstar stock by members of its management contain erroneous information with respect to the number of shares sold in the reported transactions.

The Form 4's mistakenly reported that during July, 2001, Mr. Jeffrey Crowe, the Company's Chairman and CEO, sold 3,658,039.72 shares of Landstar common stock, Mr. Henry Gerkens, the Company's President and CFO, sold 755,020.34 shares, Mr. Robert LaRose, the Company's Vice President of Finance and Treasurer, sold 824,557.21 shares, and Mr. Michael Harvey, the Company's General Counsel, exercised options to purchase 175,261.32 shares of Landstar stock and sold 175,261.32 shares. The correct information is that during July, 2001, Mr. Crowe sold 50,000 shares of Landstar common stock, Mr. Gerkens sold 10,000 shares, Mr. LaRose sold 11,000 shares and Mr. Harvey exercised options to purchase 1,740 shares and sold 1,740 shares.

Corrected Form 4 filings reflecting the information contained in this press release are being filed today.

This press release contains forward-looking statements, such as statements that relate to Landstar's business objectives, plans, strategies and expectations. The words "believe", "anticipate", "expect", "should", and similar expressions identify forward-looking statements. While made in good faith and with a reasonable basis based on information currently available to Landstar's management, there is no assurance that such opinions, beliefs or expectations will be achieved or accomplished. Various factors could cause actual results and events to vary significantly from those expressed in any forward-looking statement. Such types of statements are intended to be forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. The Company is under no obligation to update any forward-looking statement to the extent it becomes aware that it will not be achieved for any reason.

Landstar System, Inc. is headquartered in Jacksonville, Florida. The Landstar carrier group, comprised of Landstar Gemini, Inc., Landstar Inway, Inc., Landstar Ligon, Inc., and Landstar Ranger, Inc., delivers excellence in complete over-the-road transportation services. The Landstar multimodal group, comprised of Landstar Express America, Inc. and Landstar Logistics, Inc., delivers excellence in expedited, contract logistics and intermodal transportation services. All Landstar operating companies are certified to ISO 9002 quality management system standards. Landstar System, Inc.'s common stock trades on the NASDAQ Stock Market(R) under the symbol LSTR.

                                       ###


                                       5